UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 9, 2025
Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer; Resignation from the Board of Directors

On May 12, 2025, Fortrea Holdings, Inc. (the “Company”) announced that Thomas Pike is stepping down as the Company’s Chief Executive Officer (“CEO”) on May 13, 2025 (the “Transition Date”). In connection with his departure, Mr. Pike will resign as a member of the Company’s Board of Directors (the “Board”) and all other positions he holds with the Company and its subsidiaries, effective as of the Transition Date. Mr. Pike’s departure was not the result of any disagreements between Mr. Pike and the Company. Mr. Pike’s departure and the related arrangements disclosed herein were approved by the Board on May 9, 2025. Mr. Pike will receive severance as provided in Section 7(e) of his Executive Employment Agreement, dated as of January 4, 2023.

In connection with Mr. Pike’s departure, the Company and Mr. Pike also entered into a consulting agreement, effective May 13, 2025 (the “Consulting Agreement”), pursuant to which Mr. Pike shall serve as a special consultant to the Company and will perform such reasonable duties mutually agreed to between Mr. Pike and the Company until at least September 30, 2025, unless terminated earlier under the Consulting Agreement. Pursuant to the Consulting Agreement, the Company shall retain Mr. Pike as a “Service Provider” (as defined in the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan (the “Incentive Plan”)) and, as a result, Mr. Pike’s restricted stock units (“RSUs”) granted under the Incentive Plan shall continue to vest during the term of the Consulting Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by the terms of the Consulting Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Appointment of Interim Chief Executive Officer

Effective as of the Transition Date, the Board has appointed Peter M. Neupert, 69, a director on the Board, to succeed Mr. Pike as Interim Chief Executive Officer (“Interim CEO”). Mr. Neupert will remain a member of the Board.

Mr. Neupert was appointed to the Board in connection with the spin-off of the Company from Labcorp Holdings Inc. on June 30, 2023. Mr. Neupert served as an Operating Partner at Health Evolution Partners, a private equity fund, from February 2012 to July 2014. Prior to joining Health Evolution Partners, Mr. Neupert served as Corporate Vice President, Health Solutions Group at Microsoft from August 2005 to 2012, and as the Chief Executive Officer and Chairman of the board of directors of Drugstore.com, which he joined in July 1998. Prior to drugstore.com, Mr. Neupert was Corporate Vice President for News and Publishing at Microsoft, where he created and led MSNBC.com and MSNBC Cable and managed Microsoft’s other online publishing entities including Slate.com. Since 2013, Mr. Neupert has served as a director of Labcorp and as a director of Adaptive Biotechnologies Corporation. Mr. Neupert previously served as a member of the board of directors of NextGen Healthcare, Inc., a public software company, and several private companies. Mr. Neupert served as a member of the Board of Trustees of Fred Hutchinson Cancer Research Center from June 2007 to June 2020. Mr. Neupert earned his Bachelor of Arts in Philosophy from Colorado College and his Master of Business Administration from the Tuck School of Business at Dartmouth College.

In connection with Mr. Neupert’s appointment as Interim CEO, the Company and Mr. Neupert entered into an offer letter, effective May 13, 2025 (the “Offer Letter”). During the term of his employment as Interim CEO pursuant to the Offer Letter, the Company will pay Mr. Neupert a base salary at a rate of $100,000 per month, paid in accordance with the Company’s regular payroll schedule. In addition, the Company will grant Mr. Neupert RSUs equal to $710,000 in value, with the actual number of shares underlying the RSUs calculated using the fair market value of the Company’s common stock as of the date of grant. The RSUs will vest on the one-year anniversary of the grant date, provided that Mr. Neupert remains in continuous service with the Company through the vesting date, including continuing service as a director following the conclusion of his service as Interim CEO. The RSUs will be governed by the terms of the Incentive Plan. Mr. Neupert’s employment is at will, meaning that either he or the Company may terminate his employment at any time and for any reason.

There are no arrangements or understandings between Mr. Neupert and any other persons, pursuant to which he was appointed as Interim CEO and principal executive officer, no family relationships among any of the Company’s directors or executive officers and Mr. Neupert, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by the terms of the Offer Letter, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 7.01 Regulation FD Disclosure.

On May 12, 2025, Fortrea Holdings Inc. (the “Company”) issued a press release announcing the Company’s Chief Executive Officer transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01 Other Events.

Other Board Changes

In connection with Mr. Neupert’s appointment as Interim CEO, Mr. Neupert resigned from his roles as Lead Independent Director and a member of the Board’s Audit Committee and Nominating, Corporate Governance and Compliance Committee, effective May 13, 2025.

Effective May 13, 2025, the Board appointed Mr. Neupert to serve as Chair of the Board, Dr. Amrit Ray to serve as Lead Independent Director, Erin Russell to serve as a member of the Board’s Audit Committee, and Machelle Sanders to serve as Chair of the Nominating, Corporate Governance and Compliance Committee. Each of the Board’s committees is governed by a written charter approved by the Board, and those charters are available on the Company’s website at: https://ir.fortrea.com/governance/governance-documents.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

	By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary
Date: May 12, 2025